EXHIBIT 2.2
                                                     FORM 8-K


                             State of Delaware

                     Office of the Secretary of State
                        ___________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

OWNERSHIP, WHICH MERGES:

     "BUCYRUS ACQUISITION CORP.", A DELAWARE CORPORATION,

     WITH AND INTO "BUCYRUS INTERNATIONAL, INC." UNDER THE NAME OF "BUCYRUS

INTERNATIONAL, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF

THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SIXTH

DAY OF SEPTEMBER, A.D. 1997, AT 1:30 O CLOCK P.M.









                         /s/ Edward J. Freel
                         Edward J. Freel, Secretary of State

                         AUTHENTICATION:     8686216

                                   DATE:     10-3-97

                   CERTIFICATE OF OWNERSHIP AND MERGER
                                    OF
                         BUCYRUS ACQUISITION CORP.
                                   INTO
                        BUCYRUS INTERNATIONAL, INC.

     Bucyrus Acquisition Corp. (this "Corporation") a corporation organized and existing under the laws of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That this Corporation was incorporated on the 18th day of August, 1997, pursuant to the General Corporation Law of the State of Delaware, the provisions of which permit the merger of a parent corporation organized and existing under the laws of said State.

     SECOND: That this Corporation owns at least ninety percent (90%) of the outstanding shares of the Common Stock, $0.01 par value per share, of Bucyrus International, Inc., a corporation incorporated on the 3rd day of November, 1927, pursuant to the General Corporation of Law of the State of Delaware, and having no class of stock outstanding other than said Common Stock.

     THIRD: That this Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of the members thereof, filed with the minutes of the Board, pursuant to Section 141(f) of the Delaware General Corporation Law on August 20, 1997, determined to, and effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware does, merge itself into said Bucyrus International, Inc.:

          WHEREAS, this Corporation is the legal and beneficial owner of at least ninety percent (90%) of the issued and outstanding shares of Common Stock, $0.01 par value (the "Common Shares") of Bucyrus International, Inc., a corporation organized and existing under the laws of Delaware ("Bucyrus"); and

          WHEREAS, this Corporation desires to be merged with and into Bucyrus pursuant to the provisions of Section 253 of the Delaware General Corporation Law;

          NOW, THEREFORE, BE IT RESOLVED, that effective upon the filing of an appropriate Certificate of Ownership and Merger embodying these resolutions with the Secretary of State of Delaware this Corporation merge itself with and into Bucyrus, which will assume all of the liabilities and obligations of this Corporation; and be it

          FURTHER RESOLVED, that the terms and conditions of the merger are as follows: Upon the proposed merger becoming effective, each outstanding Common Share of Bucyrus held of record by stockholders other than this Corporation shall cease to be outstanding and shall thereafter represent the right to receive from Bucyrus, as the surviving corporation in the merger, the sum of $18.00 in cash for each Common Share upon surrender of the share certificates to American Stock Transfer & Trust Company ("AST"), which hereby is appointed paying agent for such purpose, and each share of Common Stock of this Corporation shall be converted into one Common Share of Bucyrus, a certificate for which shall be issued to the solo stockholder s certificates formerly representing such shares of Common Stock of this Corporation; and be it

          FURTHER RESOLVED, that the proposed merger be submitted to the sole stockholder of this Corporation and that upon receiving the written consent of such stockholder the proposed merger shall be approved; and be it

          FURTHER RESOLVED, that Bucyrus, as the surviving corporation in the merger, shall notify each stockholder of record of Bucyrus within ten days after the effective date of the merger that the merger has become effective and that shareholders may be entitled to appraisal rights under Section 262 of the Delaware General Corporation Law; and be it

          FURTHER RESOLVED, that the President, the Vice President and Treasurer be, and each hereby is, authorized to make and execute, and the Vice President and Secretary, or any Assistant Secretary be, and each hereby is, authorized to attest, a Certificate of Ownership and Merger setting forth a copy of these resolutions, providing for the merger of this Corporation into Bucyrus, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things, whatsoever, within or without the State of Delaware, which may be in any way necessary or appropriate to effect said merger including, without limitation, providing notice to the stockholders of Bucyrus, and be it

          FURTHER RESOLVED, that the Restated Certificate of Incorporation of Bucyrus shall be, and hereby is, amended and restated in its entirety to read in full as set forth in Exhibit A.

     FOURTH: That the merger has been approved by the holder of all of the outstanding stock of this Corporation entitled to vote thereon by unanimous written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, Bucyrus Acquisition Corp. has caused this Certificate of Ownership and Merger to be executed in its corporate name this 26th day of September, 1997.

                              BUCYRUS ACQUISITION CORP.



                              By: /s/Lawrence W. Ward, Jr.
                              Name: Lawrence W. Ward, Jr.
                              Title: President

                                               Exhibit A

                  RESTATED CERTIFICATE OF INCORPORATION

                                    OF

                        BUCYRUS INTERNATIONAL, INC.

     FIRST: The name of the Corporation is Bucyrus International, Inc. (hereinafter the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, each having a par value of one hundredth of one dollar ($0.01).

     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

     (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of officers need not be by written ballot unless the By-Laws so provide.

     (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

     SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.